Exhibit 10.19.1
AMENDMENT NO. 1
TO
CREDIT AGREEMENT
     This Amendment No. 1 to Credit Agreement (this “Amendment”) is entered into this 23rd day of August, 2010, by and among Aviat Networks, Inc., a Delaware corporation (“Parent”), Aviat U.S., Inc., a Delaware corporation, and Aviat Networks (S) PTE. LTD., a company organized under the laws of Singapore (each, a “Borrower”), Bank of America, N.A., as Administrative Agent (in such capacity, “Agent”), Bank of America, N.A., Hong Kong Branch, as Singapore Loan Agent, and Bank of America, N.A. and Silicon Valley Bank, (each, a “Lender”). Aviat Networks, Inc. was formerly known as Harris Stratex Networks, Inc. Capitalized terms used herein without definition shall have the same meanings given them in the Credit Agreement (as defined below).
Recitals
     A. Borrowers, Agents and Lenders have entered into that certain Credit Agreement dated as of June 30, 2008 (the “Credit Agreement”), pursuant to which the Lenders have agreed to extend and make available to Borrowers certain advances of money.
     B. Borrowers desire to modify the financial covenants contained in the Credit Agreement, with such modification to be effective as of July 2, 2010, and to make certain other modifications to the Credit Agreement, which other modifications will become effective on the effective date of this Amendment.
     C. Subject to the representations and warranties of Borrowers herein and with the amendments and upon the terms and conditions set forth below, Agents and Lenders are willing to modify the Credit Agreement as requested by Borrowers.
agreement
     NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Amendments to Loan Agreement.
     1.1. Section 1.01 (Definitions). The definition of “Applicable Margin” in Section 1.01 is hereby amended as follows:
          “Applicable Margin” means the following percentages per annum:

	Eurodollar Rate Loans
Commitment Fee	Letters of Credit	Base Rate Loans
.50%	1.00%	0.00%

     1.2. Section 1.01 (Definitions). A new definition is inserted in Section 1.01 in proper alphabetical order as follows:
     “Quick Ratio” means, as of any date, calculated for Parent and its Subsidiaries on a consolidated basis, (a) the sum of (i) unrestricted cash and cash equivalents and short-term marketable debt securities plus (ii) Accounts, divided by (b) current liabilities (determined in accordance with GAAP) less the aggregate amount of (x) outstanding Loans secured by Loan Collateral and, to the extent they constitute liabilities under GAAP, (y) L/C Obligations secured by Cash Collateral.”
     1.3. Section 2.01 (Committed Loans). Section 2.01 is hereby amended and restated in its entirety as follows:
     “Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a ‘Committed Loan’) as follows: (a) each U.S. Lender severally agrees to make loans to the Parent and each other U.S. Borrower from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment, and (b) each Singapore Lender agrees to make loans to Harris Singapore from time to time in an aggregate amount not to exceed at any time outstanding the Singapore Sublimit; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (iii) the Singapore Loans shall not exceed the Singapore Sublimit, and provided further, Borrowers shall pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Lenders, as collateral for the Committed Loans, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the Lenders) in an amount no less than 100% of all outstanding Committed Loans, to be maintained in a blocked, interest-bearing deposit account at Bank of America. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing (collectively, the ‘Loan Collateral’). Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.”
     1.4. Section 2.03 (Letters of Credit). Sub-section (g) (Cash Collateral) of Section 2.03 is hereby amended and restated in its entirety as follows:
     “(g) Cash Collateral. The Borrowers shall immediately Cash Collateralize the Outstanding Amount of all L/C Obligations and maintain such Cash Collateral at all times in an amount no less than 100% of the face amount of all outstanding Dollar-denominated Letters of Credit and 105% of the face amount of all outstanding non-Dollar-denominated Letters of Credit. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this

Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a blocked, interest-bearing deposit account at Bank of America.”
     1.5. Section 7.11 (Financial Covenants). Section 7.11 of the Credit Agreement is hereby amended in its entirety, beginning with the fiscal quarter of Parent ending July 2, 2010, as follows:
     “7.11 Financial Covenant. Permit the Quick Ratio as of the end of any fiscal quarter of Parent to be less than 1.25:1.”
     2. Limitation of Amendment. The amendments set forth in Section 1 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be (a) a waiver or modification of any other term or condition of the Credit Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which any Agent or Lender may now have or may have in the future under or in connection with the Credit Agreement or any instrument or agreement referred to therein; or (b) a consent to any future waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.
     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     3. Borrowers’ Representations And Warranties. Each Borrower represents and warrants that:
     3.1. immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
     3.2. the certificate of incorporation, bylaws and other organizational documents of Borrowers delivered to Agent pursuant to the Credit Agreement: remain true, accurate and complete; except as disclosed to Agent, have not been amended, supplemented or restated; and continue to be in full force and effect;
     3.3. Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
     3.4. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
     3.5. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
     3.6. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
     3.7. This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and
     3.8. as of the date hereof, it has no defenses against the obligations to pay any amounts under the Credit Agreement. Each Borrower acknowledges that Agents and Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrowers in connection with this Amendment and in connection with the Loan Documents.
     Each Borrower understands and acknowledges that Agents and Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

     4. Effectiveness. The amendments contained in Sections 1.2 and 1.5 of this Amendment will be effective as of July 2, 2010 and the remaining amendments contained in this Amendment will be effective as of the date specified in the notice from the Agent described in Section 4.3 below upon the satisfaction of all the following conditions precedent:
     4.1. Amendment. The due execution and delivery of this Amendment to Agent by all parties thereto.
     4.2. Cash Collateral. All outstanding Loans and Letters of Credit shall be secured by Loan Collateral and Cash Collateral, respectively, in an amount not less than 100% of all Loans and Dollar-denominated Letters of Credit and 105% of all non-Dollar-denominated Letters of Credit.
     4.3. Amendment Fee. Borrowers shall pay an amendment fee in the amount of $10,000 to Agent for the benefit of Lenders.
Agent shall notify Borrowers and Lenders when the foregoing conditions have been satisfied, and such notice shall be conclusive and binding.
     5. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     6. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.
     7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrowers:	Aviat Networks, Inc. a Delaware corporation
By:
Printed Name:
Title:

Aviat U.S., Inc. a Delaware corporation
By:
Printed Name:
Title:

Aviat Networks (S) PTE. LTD. a Singapore corporation
By:
Printed Name:
Title:

AGENTS AND LENDERS:

Bank of America, N.A., as Administrative Agent
By:
Printed Name:
Title:

Bank of America, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:
Printed Name:
Title:

Bank of America, N.A., Hong Kong Branch, as Singapore Loan Agent
By:
Printed Name:
Title:

Silicon Valley Bank, as a Lender and L/C Issuer
By:
Printed Name:
Title: